UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 21, 2012

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a current report on Form 8-K filed on November 28, 2012, LodgeNet Interactive Corporation (the “Company”) reported the establishment of an incentive program (the “Incentive Plan”) pursuant to which certain employees, including the named executive officers, would be eligible to receive certain payments in exchange for remaining with the Company through the earlier of the closing of a Transaction or July 31, 2013, subject to the achievement of certain performance targets. This Form 8-K/A supplements such previously reported information regarding the Incentive Plan to include information regarding the letter agreements each named executive officer has now entered into with the Company.

On November 30, 2012 and December 4, 2012, the Company entered into letter agreements with each of its named executive officers pursuant to the terms of such Incentive Plan.  Pursuant to these letter agreements, subject to achievement of the relevant targets and satisfaction of the other conditions set forth therein, the named executive officers are eligible to receive the following amounts: Richard L. Battista, Chief Executive Officer, $400,000; Frank P. Elsenbast, Chief Financial Officer, $153,000; James G. Naro, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, $124,875; and Derek R. White, President, Interactive & Media Networks, $180,000.

The terms of payment of these amounts are consistent with the description set forth in the Company’s Form 8-K filed on November 28, 2012.  A copy of each letter agreement is attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

10.1	Letter Agreement, entered into December 4, 2012, between LodgeNet Interactive Corporation and Richard L. Battista
10.2	Letter Agreement, entered into December 4, 2012, between LodgeNet Interactive Corporation and Frank P. Elsenbast
10.3	Letter Agreement, entered into December 4, 2012, between LodgeNet Interactive Corporation and James G. Naro
10.4	Letter Agreement, entered into November 30, 2012, between LodgeNet Interactive Corporation and Derek R. White

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION

Date: December 6, 2012	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer